UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 7, 2009

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 7, 2009, NutraCea entered into and consummated two Exchange Agreements (the “Exchange Agreements”) with holders of its Series D Convertible Preferred Stock (“Series D Preferred Stock”), relating to the exchange by NutraCea of the issued and outstanding shares of its Series D Preferred Stock, and warrants to purchase 4,545,455 shares of its common stock (“Prior Warrants”), in exchange for 2,743 shares of its Series E Convertible Preferred Stock (“Series E Preferred Stock”) and warrants to purchase 4,545,455 shares of its common stock (“New Warrants”). The forms of Exchange Agreements are attached as Exhibits 10.1 to this report and are incorporated herein by reference.

The New Warrants have an exercise price of $0.30 per share of common stock.  The New Warrants may be exercised immediately and through and including May 7, 2014.  A copy of the form of the New Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the New Warrants is a summary only, do not purport to be complete and are qualified in their entirety by reference to the Exhibit.

The exchange of the Company’s Series D Preferred Stock and Prior Warrant for the Series E Preferred Stock and the New Warrant was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 and Item 3.03 are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

On May 7, 2009 NutraCea filed a Certificate of Determination, Preferences and Rights of the Series E Convertible Preferred Stock of NutraCea (“Certificate of Determination”) with the Secretary of State of the State of California establishing the Series E Preferred Stock in connection with the offering and exchange of the Series E Preferred Stock pursuant to Section 3(a)(9) of the 1933 Act. The Series E Preferred Stock accrues a 7% per annum preferred dividend.  All shares of capital stock of NutraCea are junior in rank to the Preferred Stock with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of NutraCea.  In the event of liquidation, dissolution or winding up of NutraCea, the holders of Series E Preferred Stock are entitled to receive in cash out of the assets of NutraCea before any amount is paid to holders of the capital stock of NutraCea of any class junior in rank to the Series E Preferred Stock an amount per share equal to 135% of the purchase price paid for such Series E Preferred Stock, subject to adjustment as provided in the Certificate of Determination.  The Series E Preferred Stock is subject to redemption in cash by NutraCea in three equal installments over three months commencing on June 1, 2009 (each, a “Redemption Date”), subject to certain limitations as set forth in the Certificate of Determination, at a price equal to 110% of the aggregate stated value of the Series E Preferred Stock being redeemed plus accrued and unpaid dividends thereon.  If not redeemed in cash on the applicable Redemption Date, the applicable Series E Preferred Stock shall be automatically converted into common stock in accordance with the terms and conditions of the Certificate of Determination.  The foregoing description of the rights, preferences and privileges of the Series E Preferred Stock is a summary, does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Determination, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 3.03 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description

3.1	Certificate of Determination, Preferences and Rights of the Series E Convertible Preferred Stock of NutraCea

4.1	Form of Warrant.

10.1	Form of Exchange Agreement, dated as of May 7, 2009, by and between NutraCea and the investor signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: May 8, 2009	By:	/s/ Olga Hernandez-Longan
Olga Hernandez-Longan
Chief Executive Officer
(Duly Authorized Officer)